FOR IMMEDIATE RELEASE	Exhibit 99.2
Contact: Bill Davis
Perficient, Inc.
(314) 995-8822
bill.davis@perficient.com

Paul E. Martin Named Chief Financial Officer of Perficient

Current CFO to Continue with Perficient as Vice-President, Strategic Finance

July 25, 2006, Austin, TX—Perficient, Inc. (NASDAQ: PRFT - News), a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout the United States, announced today that Paul E. Martin will join the Company as its Chief Financial Officer on August 21. Perficient’s current Chief Financial Officer, Michael Hill, will remain with Perficient as Vice-President, Strategic Finance, to focus on strategic finance functions, including M&A, and will report to Martin. Martin will report jointly to Jack McDonald, Perficient’s Chairman and Chief Executive Officer, and Jeff Davis, the Company’s President and Chief Operating Officer.

A senior financial executive with more than 24 years of financial and accounting experience, Martin served most recently as the Interim Chief Financial Officer at Charter Communications, Inc. (CHTR) the fourth largest cable company in the United States with more than $5 billion in annual revenues. Martin served as Charter’s principal accounting officer since 2002 and has held senior executive finance roles for companies including Fort James Corporation, Rawlings Sporting Goods and Arthur Andersen.

“An important part of our plan to build Perficient into a $500 million business by 2010 is to add key members to the team to help manage that growth,” said Jack McDonald, Perficient’s Chairman and Chief Executive Officer. “We are delighted that Paul Martin has agreed to join our executive team and that Mike Hill, who has done a tremendous job as our CFO since early 2004, will continue with us in such an important strategic role. Paul is a seasoned financial leader and professional with deep experience working with both large, multi-billion dollar corporations and entrepreneurial, fast-growing firms. He will be a great asset to the business.”

“I am thrilled to be joining Perficient at such an exciting time in the company’s growth and development,” said Martin. “It is rare to have the opportunity to join a firm with fiscal discipline and such clearly defined and obtainable growth plans. I look forward to working with Jack and Jeff to continue to build the company’s position as a profitable leader in its markets.”

About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout the United States. Perficient helps clients gain competitive advantage by using Internet-based technologies to make their businesses more responsive to market opportunities and threats, strengthen relationships with customers, suppliers and partners, improve productivity and reduce information technology costs. Perficient is a member of the Russell 2000® index and is traded on the Nasdaq Global Select MarketSM, a market for public companies that meet the highest listing standards in the world. Perficient is an award-winning "Premier Level" IBM business partner, a TeamTIBCO partner, a Microsoft Gold Certified Partner, a Documentum Select Services Team Partner and an Oracle-Siebel partner. For more information about Perficient, which employs more than 925 professionals, please visit www.perficient.com. IBM and WebSphere are trademarks of International Business Machines Corporation in the United States, other countries, or both.

Safe Harbor Statement "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements that are subject to risk and uncertainties, including, but not limited to, the impact of competitive services, demand for services like those provided by the Company and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry, the ability to manage strains associated with the Company’s growth, credit risks associated with the Company’s accounts receivable, the Company’s ability to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, and other risks detailed from time to time in the Company’s filings with Securities and Exchange Commission, including the most recent Form 10-K and Form 10-Q.